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[CENTRAL PARKING
CORPORATION LOGO]                    NEWS


                                                                    Exhibit 99.1



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2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255 Fax: (615) 297-6240

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FOR IMMEDIATE RELEASE
---------------------


Investor Contact:    Emanuel Eads
                     President and Chief Executive Officer
                     (615) 297-4255
                     eeads@parking.com
                     -----------------



                   CENTRAL PARKING CORPORATION UPDATES CERTAIN
                           FOURTH QUARTER DEVELOPMENTS
--------------------------------------------------------------------------------
  CENTRAL PARKING CORPORATION MODIFIES THE PRICE RANGE AND FURTHER EXTENDS ITS
        DUTCH AUCTION TENDER OFFER TO 12:00 MIDNIGHT, NEW YORK CITY TIME,
                               ON OCTOBER 14, 2005


NASHVILLE, TENN. (SEPT. 29, 2005) - Central Parking Corporation (NYSE: CPC) announced an extension and modification of the price range of its "Dutch Auction" tender offer for up to 4,400,000 shares of its common stock. The tender offer, which was previously extended to September 30, 2005, has been further extended until 12:00 Midnight, New York City time, on October 14, 2005. Furthermore, the Company has modified the range of purchase prices at which it will purchase shares of its common stock in the tender offer to not less than $14.00 per share and not more than $16.00 per share. The Company has extended the tender offer and modified its price range in light of the recent developments regarding the Company's United Kingdom operations.

     As previously announced, the Company has become aware of certain related party issues in its United Kingdom operations, primarily related to its United Kingdom Transport business. The Company and the audit committee of its Board of Directors are continuing to investigate this situation with the assistance of outside legal, accounting and forensics professionals. This investigation has revealed that certain management-level employees located in the Company's United Kingdom office appear to have engaged in unauthorized related party transactions utilizing Company assets and to have made improper and inaccurate entries to the Company's financial statements for the United Kingdom operations. As part of the investigation, the Company is evaluating its legal rights against the parties involved in the related party transactions. The Company is also engaged in work to determine the quarterly and year-end financial results of its UK operations. Although the year-end review and investigation are not concluded, at this time the Company believes that there may be a negative financial impact on its prior fiscal 2005 quarters in the range of US $8 to 10 million, consisting primarily of over-accrual of revenues and improper capitalization of expenses. Based upon the foregoing, management, the Audit Committee and the Board of Directors, after consultation with the Company's independent auditors, have determined that the Company will restate its quarterly financial statements for the first three quarters of fiscal 2005. The overall negative financial impact on the Company's fiscal year ending September 30, 2005, including the US $8 to 10 million related to prior quarters, is estimated to be in the range of US$13 to 15 million, including current period operating losses and anticipated expenses of the investigation. The United Kingdom operations represented approximately 2.7% of the Company's revenues previously reported in the Company's financial statements through the first three quarters of the current fiscal year.





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
Central Parking Corporation Updates Certain Fourth Quarter Developments
Page 2
Sept. 29, 2005
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     In addition, management is required by Section 404 of Sarbanes-Oxley to do an assessment of its internal controls over financial reporting as of September 30, 2005, and the Company's independent auditors are required to issue an opinion with respect to the Company's internal controls over financial reporting. Based on the issues with the United Kingdom operations and the Company's determination regarding restatement of its quarterly financial statements for the first three quarters of fiscal 2005, the Company believes that it is likely that of the Company will identify and report a material weakness in the Company's controls over financial reporting as of September 30, 2005.

     In light of these developments, the Company's "Dutch Auction" tender offer has been extended to 12:00 Midnight, New York City time, on October 14, 2005, unless the Company elects to further extend the tender offer. Furthermore, the Company has decreased the range of purchase prices at which it will purchase shares of its common stock in the tender offer to not less than $14.00 per share and not more $16.00 per share. The Tender offer was extended in order to ensure that the information contained herein and in an amendment to the Company's Schedule TO to be filed on September 30, 2005 is available to shareholders for a sufficient period of time prior to the expiration of the self-tender.

     Shareholders that have already tendered shares and indicated that they would accept the final price determined by the Company in the tender offer, and who do not wish to change that direction, do not need to take any action in response to the extension. Shareholders that have already tendered shares at a specified price must deliver a new Transmittal Letter to the Depositary either indicating that they intend to accept the final price determined by the Company in the tender offer or specifying the price, not greater than $16.00 per share and not less than $14.00 per share, at which they are willing to sell their previously tendered shares. Shareholders who have previously tendered shares and wish to withdraw shares previously tendered should follow the procedures described in the Offer to Purchase. Shareholders who have not previously tendered shares and who wish to remain investors do not need to return any paperwork.

     This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company's stock. The Company's offer is only being made pursuant to the Offer to Purchase and related material distributed to shareholders, as amended on September 14, 2005 and August 29, 2005, and as to be amended and supplemented on September 30, 2005. Shareholders may obtain a copy of the Offer to Purchase and related materials (as revised and supplemented to reflect the changes announced today) for free at the Securities and Exchange Commission's web site, www.sec.gov, or from D.F. King & Co., Inc., the Company's information agent for the offer, by calling (800) 431-9642. A supplement to the Offer to Purchase, together with an amended Transmittal Letter and related documents will be mailed on September 30, 2005 to the shareholders of record as of August 10, 2005, and will be made available for distribution to beneficial owners. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer.

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of June 30, 2005, the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain, Greece and Italy.

     This press release contains historical and forward-looking information. The words "anticipates," "believe," "currently expects,' "expects," expectations," "estimates," "guidance," "goal," "outlook," "assumptions," "intend," "plan," "continue to expect," "should," "project," "objective," "outlook," "forecast," "will likely result," or "will



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
Central Parking Corporation Updates Certain Fourth Quarter Developments
Page 3
Sept. 29, 2005
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continue" and similar expressions identify forward-looking statements. To the extent permitted by applicable law, the forward- looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: uncertainty related to the outcome and financial impact of the Company's investigation of its United Kingdom operations; the Company's ability to recover damages from parties involved in the improper United Kingdom transactions; the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate. Additional factors related to the Dutch Auction tender offer include, without limitation, the number of shares actually tendered and purchased, the price for such purchases, and the closing conditions related to the Dutch Auction tender offer.

     Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release, to reflect the occurrence of unanticipated events or for changes made to this document by wire services or Internet services. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.



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